Exhibit 10.1

FLEXENERGY GREEN SOLUTIONS, INC. 2021 INCENTIVE AWARD PLAN

1.            Establishment of the Plan; Effective Date; Duration.

(a)            Establishment of the Plan; Effective Date. FlexEnergy Green Solutions, Inc., a Delaware corporation (the “Company”), hereby establishes this incentive compensation plan to be known as the “FlexEnergy Green Solutions, Inc. 2021 Incentive Award Plan,” as amended from time to time (the “Plan”). The Plan permits the grant of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Other Stock-Based Awards, Other Cash-Based Awards and Dividend Equivalents. The Plan shall become effective upon the date on which the Plan is approved by the affirmative vote of the holders of a majority of the Common Shares which are present or represented and entitled to vote and voted at a meeting (the “Effective Date”). If the Plan is not so approved by the stockholders of the Company, then the Plan will be null and void in its entirety. The Plan shall remain in effect as provided in Section 1(b). Capitalized but undefined terms shall have the meaning set forth in Section 3.

(b)            Duration of the Plan. The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Board to amend or terminate the Plan at any time pursuant to Section 13. However, in no event may an Award be granted under the Plan on or after ten years from the Effective Date.

2.            Purpose. The purpose of the Plan is to provide a means through which the Company and its Affiliates may attract and retain key personnel and to provide a means whereby certain directors, officers, employees, consultants and advisors (and certain prospective directors, officers, employees, consultants and advisors) of the Company and its Affiliates can acquire and maintain an equity interest in the Company, or be paid incentive compensation, which may be measured by reference to the value of Common Shares, thereby strengthening their commitment to the welfare of the Company and its Affiliates and aligning their interests with those of the Company’s shareholders.

3.            Definitions. Certain terms used herein have the definitions given to them in the first instance in which they are used. In addition, for purposes of the Plan, the following terms are defined as set forth below:

(a)            “Affiliate” means (i) any person or entity that directly or indirectly controls, is controlled by or is under common control with the Company and/or (ii) to the extent provided by the Committee, any person or entity in which the Company has a significant interest. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that person or entity, whether through the ownership of voting or other securities, by contract or otherwise.

(b)            “Applicable Laws” means the requirements relating to the administration of equity incentive plans under U.S. federal and state securities, tax and other applicable laws, rules and regulations, the applicable rules of any stock exchange or quotation system on which the Common Shares are listed or quoted, and the applicable laws and rules of any foreign country or other jurisdiction where Awards are granted, as are in effect from time to time.

(c)            “Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Other Stock-Based Awards, Other Cash-Based Awards, and/or Dividend Equivalents granted under the Plan.

(d)            “Award Agreement” means a written agreement evidencing an Award, which may be electronic, that contains terms and conditions determined by the Committee, consistent with and subject to the terms and conditions of the Plan. An Award Agreement may be a unilateral agreement, if determined by the Committee.

(e)            “Board” means the Board of Directors of the Company.

(f)            “Cause” means, in the case of a particular Award, unless the applicable Award Agreement states otherwise, (A) the Company or an Affiliate having “cause” to terminate a Participant’s employment or service, as defined in any employment or consulting or similar agreement between the Participant and the Company or an Affiliate in effect at the time of termination, or (B) in the absence of an employment or consulting or similar agreement (or the absence of any definition of  “Cause” contained therein), a Participant’s (i) conviction of, or the entry of a plea of guilty or no contest to, a felony or any other crime that causes the Company or its Affiliates public disgrace or disrepute, or materially and adversely affects the Company’s or its Affiliates’ operations or financial performance or the relationship the Company has with its customers; (ii) gross negligence or willful misconduct with respect to the Company or any of its Affiliates, including, without limitation fraud, embezzlement, theft or proven dishonesty in the course of his or her employment or other service; (iii) alcohol abuse or use of controlled drugs other than in accordance with a physician’s prescription; (iv) refusal to perform any lawful, material obligation or fulfill any duty (other than any duty or obligation of the type described in clause (vi) below) to the Company or its Affiliates (other than due to a disability, as determined by the Committee), which refusal, if curable, is not cured within 15 days after delivery of written notice thereof; (v) material breach of any agreement with or duty owed to the Company or any of its Affiliates, which breach, if curable, is not cured within 15 days after the delivery of written notice thereof; (vi) any breach of any obligation or duty to the Company or any of its Affiliates (whether arising by statute, common law or agreement) relating to confidentiality, noncompetition, nonsolicitation and/or proprietary rights; (vii) material violation of the Company’s written policies or codes of conduct, including those related to discrimination, harassment, performance of illegal or unethical practices, and ethical misconduct; or (viii) in the case of a director, repeated failure to participate in Board meetings (including meetings of any Board committee of which the director is a member) on a regular basis despite having received proper notice of meetings in advance.

(g)            “Change in Control” shall, in the case of a particular Award, unless the applicable Award Agreement states otherwise or contains a different definition of  “Change in Control,” be deemed to occur upon any of the following events that is not a Company Sale:

(i)            any “person” as that term is used in Sections 13(d) and 14(d) of the Exchange Act (other than (A) the Company or any of its Affiliates, (B) any trustee or other fiduciary holding securities under any employee benefit plan of the Company or any of its Affiliates, (C) an underwriter temporarily holding securities pursuant to an offering of those securities, (D) an entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Shares, (E) FlexEnergy Power Solutions, LLC, or (F) any direct or indirect “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 10% or more of the total voting power of the equity securities of FlexEnergy Power Solutions, LLC as of January 1, 2021) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, by way of merger, consolidation, recapitalization, reorganization or otherwise, of 50% or more of the total voting power of the then outstanding voting securities of the Company;

(ii)            the consummation of a merger or consolidation of the Company with any other company, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the total voting power represented by the voting securities of the Company or the surviving entity outstanding immediately after the merger or consolidation;

(iii)            any other event specified as a “Change in Control” in an applicable Award Agreement.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or any portion of an Award) that provides for the deferral of compensation that is subject to Code Section 409A, to the extent required to avoid the imposition of additional taxes under Code Section 409A, the transaction or event described in subsection (i), (ii), (iii), (iv) or (v) with respect to the Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of the Award if the transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5). Additionally, the issuance of securities by the Company in a financing transaction approved by the Committee shall not be deemed or deemed to cause or result in a “Change in Control”.

(h)            “Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto. Reference in the Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under that section, and any amendments or successor provisions to that section, regulations or guidance.

(i)            “Committee” means a committee of at least two people as the Board may appoint to administer the Plan or, if no such committee has been appointed by the Board, the Board.

(j)            “Common Shares” means shares of the Company’s common stock, par value $0.0001 per share (and any stock or other securities into which ordinary shares may be converted or into which they may be exchanged).

(k)            “Company” means FlexEnergy Green Solutions, Inc., a Delaware corporation.

(l)            “Company Sale” shall, in the case of a particular Award, unless the applicable Award Agreement states otherwise or contains a different definition of  “Company Sale,” be deemed to occur upon any of the following events:

(i)            any “person” as that term is used in Sections 13(d) and 14(d) of the Exchange Act (other than (A) the Company or any of its Affiliates, (B) any trustee or other fiduciary holding securities under any employee benefit plan of the Company or any of its Affiliates, (C) an underwriter temporarily holding securities pursuant to an offering of those securities, (D) an entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Shares, or (E) FlexEnergy Power Solutions, LLC prior to an initial public offering of the Company’s common stock) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, by way of merger, consolidation, recapitalization, reorganization or otherwise, of 100% of the total voting power of the then outstanding voting securities of the Company;

(ii)            the consummation of a merger or consolidation of the Company with any other company, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 10% of the total voting power represented by the voting securities of the Company or the surviving entity outstanding immediately after the merger or consolidation;

(iii)            the consummation of a plan of complete liquidation of the Company or the sale or disposition by the Company of all or substantially all the Company’s assets; or

(iv)            any other event specified as a “Company Sale” in an applicable Award Agreement.

(m)            “Date of Grant” means the date on which the granting of an Award is authorized, or other date specified in the authorization.

(n)            “Dividend Equivalent” means a right to receive the equivalent value (in cash or Common Shares) of ordinary dividends that would otherwise be paid on the Common Shares subject to an Award that is a full-value award but that have not been issued or delivered, awarded under Section 11.

(o)            “Effective Date” has the meaning set forth in Section 1(a).

(p)            “Eligible Director” means a person who is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act.

(q)            “Eligible Person” with respect to an Award denominated in Common Shares, means any (i) individual employed by the Company or an Affiliate; (ii) director of the Company or an Affiliate; (iii) consultant or advisor to the Company or an Affiliate; provided that if the Securities Act applies those persons must be eligible to be offered securities registrable on Form S-8 under the Securities Act; or (iv) prospective employees, directors, officers, consultants or advisors who have accepted offers of employment or consultancy from the Company or its Affiliates (and would satisfy the provisions of clauses (i) through (iii) above once he or she begins employment with or begins providing services to the Company or its Affiliates).

(r)            “Exchange Act” means the U.S. Securities Exchange Act of 1934, as it may be amended from time to time, including the rules and regulations promulgated thereunder and successor provisions and rules and regulations thereto.

(s)            “Exercise Price” has the meaning set forth in Section 7(b).

(t)            “Fair Market Value” means, as of any date, the value of Common Shares determined as follows:

(i)            If the Common Shares are listed on any established stock exchange or a national market system, the Fair Market Value will be the closing sales price for the Common Shares (or the closing bid, if no sales were reported) as quoted on that exchange or system on the day of determination, as reported in The Wall Street Journal or other source the Committee deems reliable;

(ii)            If the Common Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value will be the mean between the high bid and low asked prices for the Common Shares on the day of determination, as reported in The Wall Street Journal or other source the Committee deems reliable; or

(iii)            In the absence of an established market for the Common Shares, the Fair Market Value will be determined in good faith by the Committee.

(iv)            Notwithstanding the foregoing, the determination of Fair Market Value in all cases shall be in accordance with the requirements set forth under Code Section 409A to the extent necessary for an Award to comply with, or be exempt from, Code Section 409A.

(u)            “Good Reason” means, unless the applicable Award Agreement states otherwise: (a) if a Participant is a party to an employment or service agreement with the Company or its Affiliates and the agreement provides for a definition of Good Reason, the definition contained therein; or (b) if no agreement exists or if the agreement does not define Good Reason, the occurrence of one or more of the following without the Participant’s express written consent, which circumstances are not remedied by the Company within 30 days of its receipt of a written notice from the Participant describing the applicable circumstances (which notice must be provided by the Participant within 90 days of the Participant’s knowledge of the applicable circumstances): (i) any material, adverse change in the Participant’s duties, responsibilities, authority, title, status or reporting structure; (ii) a material reduction in the Participant’s base salary or bonus opportunity; or (iii) a geographical relocation of the Participant’s principal office location by more than 50 miles.

(v)            “Immediate Family Members” has the meaning set forth in Section 14(b)(ii).

(w)            “Incentive Stock Option” means an Option that is designated by the Committee as an incentive stock option as described in Code Section 422 and otherwise meets the requirements set forth in the Plan.

(x)            “Indemnifiable Person” has the meaning set forth in Section 4(e).

(y)            “Mature Shares” means Common Shares owned by a Participant that are not subject to any pledge or security interest and that have been either previously acquired by the Participant on the open market or meet any other requirements, if any, the Committee determines are necessary in order to avoid an accounting earnings charge on account of the use of those shares to pay the Exercise Price or satisfy a tax or deduction obligation of the Participant.

(z)            “Nonqualified Stock Option” means an Option that is not designated by the Committee as an Incentive Stock Option.

(aa)          “Option” means an Award granted under Section 7.

(bb)          “Option Period” has the meaning set forth in Section 7(c).

(cc)           “Other Cash-Based Award” means a cash Award granted to a Participant under Section 10, including cash awarded as a bonus or upon the attainment of any performance goals or otherwise as permitted under the Plan.

(dd)          “Other Stock-Based Award” means an equity-based or equity-related Award, other than an Option, SAR, Restricted Stock, Restricted Stock Unit or Dividend Equivalent, granted in accordance with the terms and conditions set forth under Section 10 (including upon the attainment of any performance goals or otherwise as permitted under the Plan).

(ee)          “Participant” means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award pursuant to Section 6.

(ff)           “Permitted Transferee” has the meaning set forth in Section 14(b)(ii).

(gg)          “Person” means any individual, entity or group within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act.

(hh)          “Plan” means this FlexEnergy Green Solutions, Inc. 2021 Incentive Award Plan, as amended from time to time.

(ii)            “Restricted Period” means the period of time determined by the Committee during which an Award is subject to restrictions or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.

(jj)            “Restricted Stock Unit” means an unfunded and unsecured promise to deliver Common Shares, cash, other securities or other property, subject to certain performance or time-based restrictions (including, without limitation, a requirement that the Participant remain continuously employed, provide continuous services for a specified period of time, or attain specified performance objectives), granted under Section 9.

(kk)          “Restricted Stock” means Common Shares, subject to certain specified performance or time-based restrictions (including, without limitation, a requirement that the Participant remain continuously employed, provide continuous services for a specified period of time, or attain specified performance objectives), granted under Section 9.

(ll)            “SAR Period” has the meaning set forth in Section 8(b).

(mm)         “Securities Act” means the Securities Act of 1933, as amended, and any successor thereto. Reference in the Plan to any section of the Securities Act shall be deemed to include any rules, regulations or other interpretative guidance under that section, and any amendments or successor provisions to those section, rules, regulations or guidance.

(nn)          “Stock Appreciation Right” or “SAR” means an Award granted under Section 8.

(oo)            “Strike Price” means, except as otherwise provided by the Committee in the case of Substitute Awards, (i) in the case of a SAR granted in tandem with an Option, the Exercise Price of the related Option, or (ii) in the case of a SAR granted independent of an Option, the Fair Market Value on the Date of Grant.

(pp)      “Subsidiary” means, with respect to any specified Person:

(i)            any corporation, association or other business entity (other than a partnership) of which more than 50% of the total voting power of shares or other equity interests (without regard to the occurrence of any contingency and after giving effect to any voting agreement, stockholders’ agreement, operating agreement, or other agreement that effectively transfers voting power) is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(ii)            any partnership (or any comparable foreign entity) (A) the sole general partner (or functional equivalent thereof) or the managing general partner of which is that Person or Subsidiary of that Person or (B) the only general partners (or functional equivalents thereof) of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

(qq)           “Substitute Award” has the meaning set forth in Section 5(e).

4.            Administration.

(a)            The Committee shall administer the Plan. To the extent required to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act (if the Board is not acting as the Committee under the Plan), it is intended that each member of the Committee shall, at the time he or she takes any action with respect to an Award under the Plan, be an Eligible Director. However, the fact that a Committee member fails to qualify as an Eligible Director shall not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.

(b)            Subject to the provisions of the Plan and Applicable Laws, the Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by the Plan, to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Common Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award (including any performance goals, criteria, and/or periods applicable to Awards); (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Common Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, Common Shares, other securities, other Awards or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant or of the Committee; (vii) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan, including any changes required to comply with Applicable Laws (including any amendments to the terms and conditions of outstanding Awards in response to changes in Applicable Laws); (viii) establish, amend, suspend, or waive any rules and regulations and appoint any agents the Committee deems appropriate for the proper administration of the Plan; (ix) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c)            The Committee may delegate to one or more officers of the Company or any Affiliate the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election that is the responsibility of or that is allocated to the Committee herein, and that may be so delegated as a matter of law, except for grants of Awards to persons subject to Section 16 of the Exchange Act.

(d)            Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award or any documents evidencing Awards granted pursuant to the Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons or entities, including, without limitation, the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any shareholder of the Company.

(e)            No member of the Board, the Committee, delegate of the Committee or any employee or agent of the Company (each such person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award hereunder. Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by the Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which the Indemnifiable Person may be a party or in which the Indemnifiable Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement and against and from any and all amounts paid by the Indemnifiable Person with the Company’s approval, in settlement thereof, or paid by the Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against the Indemnifiable Person, provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over the defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon the Indemnifiable Person determines that the acts or omissions of the Indemnifiable Person giving rise to the indemnification claim resulted from the Indemnifiable Person’s bad faith, fraud or willful criminal act or omission or that the right of indemnification is otherwise prohibited by law or by the Company’s Certificate of Incorporation or Bylaws. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which the Indemnifiable Persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify the Indemnifiable Persons or hold them harmless.

(f)            Notwithstanding anything to the contrary contained in the Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer the Plan with respect to those Awards. In any such case, the Board shall have all the authority granted to the Committee under the Plan.

5.            Grant of Awards; Shares Subject to the Plan; Limitations.

(a)            The Committee may, from time to time, grant Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Other Stock-Based Awards, Other Cash-Based Awards, and/or Dividend Equivalents to one or more Eligible Persons.

(b)            Subject to Section 12, Awards granted under the Plan shall be subject to the following limitations: (i) the Committee is authorized to deliver under the Plan an aggregate of [●] Common Shares; and (ii) the maximum number of Common Shares that may be granted under the Plan during any single fiscal year to any Participant who is a non-employee director, when taken together with any cash fees paid to the non-employee director during that year in respect of his or her service as a non-employee director (including service as a member or chair of any committee of the Board), shall not exceed $350,000 in total value (calculating the value of any such Awards based on the grant date fair value of the Awards for financial reporting purposes); provided that the non-employee directors who are considered independent (under the rules of The Nasdaq Stock Market or other securities exchange on which the Common Shares are traded) may make exceptions to this limit for a non-executive chair, if any, of the Board, of the Audit Committee, of the Compensation Committee or of the Nominating and Governance Committee, in which case (A) the non-employee Director receiving the additional compensation may not participate in the decision to award the compensation, and (B) the maximum number of Common Shares that may be granted under the Plan during any single fiscal year, when taken together with any cash fees paid during that year in respect of his or her service as a non-employee director (including service as a member or chair of any committee of the Board), shall not exceed $500,000 in total value (calculating the value of any such Awards based on the grant date fair value of the Awards for financial reporting purposes). Notwithstanding the automatic annual increase set forth in (i) above, the Board may act prior to January 1st of a given year to provide that there will be no increase in the share reserve for that year or that the increase in the share reserve for that year will be a lesser number of Common Shares than would otherwise occur pursuant to the stipulated percentage.

(c)            If (i) any Option or other Award granted hereunder is exercised through the tendering of Common Shares (either actually or by attestation) or by the withholding of Common Shares by the Company, or (ii) tax or deduction liabilities arising from the Option or other Award are satisfied by the tendering of Common Shares (either actually or by attestation) or by the withholding of Common Shares by the Company, then in each case the Common Shares so tendered or withheld shall be added to the Common Shares available for grant under the Plan on a one-for-one basis. Shares underlying Awards under this Plan that are forfeited, cancelled, expire unexercised, or are settled in cash are available again for Awards under the Plan.

(d)            Common Shares delivered by the Company in settlement of Awards may be authorized and unissued shares, shares held in the treasury of the Company, shares purchased on the open market or by private purchase, or a combination of the foregoing.

(e)            Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines (“Substitute Awards”). The number of Common Shares underlying any Substitute Awards shall not be counted against the aggregate number of Common Shares available for Awards under the Plan.

6.            Eligibility. Participation shall be limited to Eligible Persons who have entered into an Award Agreement or who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in the Plan.

7.            Options.

(a)            Generally. Each Option granted under the Plan shall be evidenced by an Award Agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)). Each Option so granted shall be subject to the conditions set forth in this Section 7, and to any other conditions not inconsistent with the Plan reflected in the applicable Award Agreement. All Options granted under the Plan shall be Nonqualified Stock Options unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. The maximum aggregate number of Common Shares that may be issued through the exercise of Incentive Stock Options granted under the Plan is [●] Common Shares. Incentive Stock Options shall be granted only to Eligible Persons who are employees of the Company and its Affiliates, and no Incentive Stock Option shall be granted to any Eligible Person who is ineligible to receive an Incentive Stock Option under the Code. No Option shall be treated as an Incentive Stock Option unless the Plan has been approved by the stockholders of the Company in a manner intended to comply with the stockholder approval requirements of Code Section 422(b)(1); provided that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain approval, but rather the Option shall be treated as a Nonqualified Stock Option unless and until approval is obtained. In the case of an Incentive Stock Option, the terms and conditions of the grant shall be subject to and comply with any rules prescribed by Code Section 422. If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) does not qualify as an Incentive Stock Option, then, to the extent of the nonqualification, the Option or portion thereof shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan.

(b)            Exercise Price. Except with respect to Substitute Awards, the exercise price (“Exercise Price”) per Common Share for each Option shall not be less than 100% of the Fair Market Value of that share determined as of the Date of Grant; provided, however, that in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of the Option, owns shares representing more than 10% of the total combined voting power of all classes of shares of the Company or any related corporation (as determined in accordance with Treasury Regulation Section 1.422-2(f)), the Exercise Price per share shall not be less than 110% of the Fair Market Value per share on the Date of Grant and provided further, that, notwithstanding any provision herein to the contrary, the Exercise Price shall not be less than the par value per Common Share.

(c)            Vesting and Expiration. Options shall vest and become exercisable in the manner (including any terms and conditions) and on the date or dates determined by the Committee (including, if applicable, the attainment of any performance goals, as determined by the Committee in the applicable Award Agreement) and shall expire after that period, not to exceed ten years, as may be determined by the Committee (the “Option Period”); provided, however, that the Option Period shall not exceed five years from the Date of Grant in the case of an Incentive Stock Option granted to a Participant who on the Date of Grant owns shares representing more than 10% of the total combined voting power of all classes of shares of the Company or any related corporation (as determined in accordance with Treasury Regulation Section 1.422- 2(f)); provided, further, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any Option, which acceleration shall not affect the terms and conditions of the Option other than with respect to exercisability. In the event of any termination of employment or service with the Company and its Affiliates thereof of a Participant who has been granted one or more Options, the Options shall be exercisable at the time or times and subject to the terms and conditions set forth in the Award Agreement. If the Option would expire at a time when the exercise of the Option would violate applicable securities laws, the expiration date applicable to the Option will be automatically extended to a date that is 30 calendar days following the date the exercise would no longer violate applicable securities laws (so long as the extension does not violate Code Section 409A); provided, that in no event shall the expiration date be extended beyond the expiration of the Option Period.

(d)            Method of Exercise and Form of Payment. No Common Shares shall be delivered pursuant to any exercise of an Option until payment in full of the Exercise Price therefor is received by the Company and the Participant has paid to the Company an amount equal to any taxes required to be withheld or paid. Options that have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the applicable Award Agreement and accompanied by payment of the Exercise Price. The Exercise Price shall be payable (i) in cash, check, cash equivalent and/or Common Shares valued at the Fair Market Value at the time the Option is exercised (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of Common Shares in lieu of actual delivery of the shares to the Company); provided that the Common Shares are not subject to any pledge or other security interest and are Mature Shares and; (ii) by any other method the Committee permits in accordance with Applicable Laws, in its sole discretion, including without limitation: (A) in other property having a Fair Market Value on the date of exercise equal to the Exercise Price or (B) if there is a public market for the Common Shares at that time, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered a copy of irrevocable instructions to a stockbroker to sell the Common Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price or (C) by a “net exercise” method whereby the Company withholds from the delivery of the Common Shares for which the Option was exercised that number of Common Shares having a Fair Market Value equal to the aggregate Exercise Price for the Common Shares for which the Option was exercised. No fractional Common Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Common Shares, or whether the fractional Common Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(e)            Notification upon Disqualifying Disposition of an Incentive Stock Option. Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date he or she makes a disqualifying disposition of any Common Shares acquired pursuant to the exercise of the Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of the Common Shares before the later of  (A) two years after the Date of Grant of the Incentive Stock Option or (B) one year after the date of exercise of the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession of any Common Shares acquired pursuant to the exercise of an Incentive Stock Option as agent for the applicable Participant until the end of the period described in the preceding sentence.

(f)            Compliance With Laws, etc. Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in a manner that the Committee determines would violate the Sarbanes-Oxley Act of 2002, if applicable, or any other Applicable Laws or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded.

8.            Stock Appreciation Rights.

(a)            Generally. Each SAR granted under the Plan shall be evidenced by an Award Agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)). Each SAR so granted shall be subject to the conditions set forth in this Section 8, and to any other conditions not inconsistent with the Plan reflected in the applicable Award Agreement. Any Option granted under the Plan may include tandem SARs. The Committee also may award SARs to Eligible Persons independent of any Option.

(b)            Strike Price. The Strike Price per Common Share for each SAR shall not be less than 100% of the Fair Market Value of the share determined as of the Date of Grant.

(c)            Vesting and Expiration. A SAR granted in connection with an Option shall become exercisable and shall expire according to the same vesting schedule and expiration provisions as the corresponding Option (including the terms and conditions set forth in the applicable Award Agreement). A SAR granted independent of an Option shall vest and become exercisable and shall expire in the manner (including any terms and conditions) and on the date or dates determined by the Committee (including, if applicable, the attainment of any performance goals, as shall be determined by the Committee in the applicable Award Agreement) and shall expire after that period, not to exceed ten years, as may be determined by the Committee (the “SAR Period”); provided, however, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any SAR, which acceleration shall not affect the terms and conditions of the SAR other than with respect to exercisability. In the event of any termination of employment or service with the Company and its Affiliates thereof of a Participant who has been granted one or more SAR, the SARs shall be exercisable at the time or times and subject to the terms and conditions as set forth in the Award Agreement (or in the underlying Option Award Agreement, as may be applicable). If the SAR would expire at a time when the exercise of the SAR would violate applicable securities laws, the expiration date applicable to the SAR will be automatically extended to a date that is 30 calendar days following the date the exercise would no longer violate applicable securities laws (so long as the extension shall not violate Code Section 409A); provided, that in no event shall the expiration date be extended beyond the expiration of the SAR Period.

(d)            Method of Exercise. SARs that have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the applicable Award Agreement, specifying the number of SARs to be exercised and the date on which the SARs were awarded. Notwithstanding the foregoing, if on the last day of the Option Period (or in the case of a SAR independent of an option, the SAR Period), the Fair Market Value exceeds the Strike Price, the Participant has not exercised the SAR or the corresponding Option (if applicable), and neither the SAR nor the corresponding Option (if applicable) has expired, the SAR shall be deemed to have been exercised by the Participant on the last day of the Option Period and the Company shall make the appropriate payment therefor.

(e)            Payment. Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of shares subject to the SAR that are being exercised multiplied by the excess, if any, of the Fair Market Value of one Common Share on the exercise date over the Strike Price, less an amount equal to any taxes required to be withheld or paid. The Company shall pay this amount in cash, in Common Shares valued at Fair Market Value, or any combination thereof, as determined by the Committee. No fractional Common Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Common Shares, or whether the fractional Common Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

9.            Restricted Stock and Restricted Stock Units.

(a)            Generally. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)). Each grant shall be subject to the conditions set forth in this Section 9, and to any other terms and conditions not inconsistent with the Plan reflected by the Committee in the applicable Award Agreement (including the performance goals, if any, upon whose attainment the Restricted Period shall lapse in part or full).

(b)            Restricted Accounts; Escrow or Similar Arrangement. Upon the grant of Restricted Stock, a book entry in a restricted account shall be established in the Participant’s name at the Company’s transfer agent and, if the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than held in the restricted account pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable, and (ii) the appropriate share power (endorsed in blank) with respect to the Restricted Stock covered by the agreement. If a Participant shall fail to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and blank share power within the amount of time specified by the Committee, the Award shall be null and void. Subject to the restrictions set forth in this Section 9 and the applicable Award Agreement, the Participant generally shall have the rights and privileges of a stockholder as to the Restricted Stock, including without limitation the right to vote the Restricted Stock and the right to receive dividends, if applicable. To the extent shares of Restricted Stock are forfeited, any share certificates issued to the Participant evidencing the shares shall be returned to the Company, and all rights of the Participant to the shares and as a stockholder with respect thereto shall terminate without further obligation on the part of the Company.

(c)          Vesting. Unless otherwise provided by the Committee in an Award Agreement, the unvested portion of Restricted Stock and Restricted Stock Units shall terminate and be forfeited upon termination of employment or service of the Participant granted the applicable Award.

(d)            Delivery of Restricted Stock and Settlement of Restricted Stock Units.

(i)            Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in the applicable Award Agreement shall be of no further force or effect with respect to those shares, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon expiration, the Company shall deliver to the Participant, or his or her beneficiary, without charge, the share certificate evidencing the shares of Restricted Stock that have not then been forfeited and with respect to which the Restricted Period has expired (rounded down to the nearest full share). Dividends, if any, that may have been withheld by the Committee and attributable to any particular share of Restricted Stock shall be distributed to the Committee and attributable to any particular share of Restricted Stock shall be distributed to the Participant in cash or, at the sole discretion of the Committee, in Common Shares having a Fair Market Value equal to the amount of the dividends, upon the release of restrictions on the share and, if the share is forfeited, the Participant shall have no right to the dividends (except as otherwise set forth by the Committee in the applicable Award Agreement).

(ii)            Unless otherwise provided by the Committee in an Award Agreement, upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or his or her beneficiary, without charge, one Common Share for each outstanding Restricted Stock Unit; provided, however, that the Committee may, in its sole discretion, elect to (i) pay cash or part cash and part Common Share in lieu of delivering only Common Shares in respect of the Restricted Stock Units or (ii) defer the delivery of Common Shares (or cash or part Common Shares and part cash, as the case may be) beyond the expiration of the Restricted Period if delivery would result in a violation of Applicable Laws until it is no longer the case. If a cash payment is made in lieu of delivering Common Shares, the amount of the payment shall be equal to the Fair Market Value of the Common Shares as of the date on which the Restricted Period lapsed with respect to the Restricted Stock Units, less an amount equal to any taxes required to be withheld or paid.

10.            Other Stock-Based Awards and Other Cash-Based Awards.

(a)            Other Stock-Based Awards. The Committee may grant types of equity-based or equity-related Awards not otherwise described by the terms of the Plan (including the grant or offer for sale of unrestricted Common Shares), in amounts and subject to terms and conditions, determined by the Committee (including, if applicable, the attainment of any performance goals, as set forth in the applicable Award Agreement). Other Stock-Based Awards may involve the transfer of actual Common Shares to Participants, or payment in cash or otherwise of amounts based on the value of Common Shares. The terms and conditions of the Awards shall be consistent with the Plan and set forth in the Award Agreement and need not be uniform among all the Awards or all Participants receiving the Awards.

(b)            Other Cash-Based Awards. The Committee may grant a cash Award granted to a Participant not otherwise described by the terms of the Plan, including cash awarded as a bonus or upon the attainment of any performance goals or otherwise as permitted under the Plan.

(c)          Value of Awards. Each Other Stock-Based Award shall be expressed in terms of Common Shares or units based on Common Shares, as determined by the Committee, and each Other Cash-Based Award shall be shall be expressed in terms of cash, as determined by the Committee. The Committee may establish performance goals and/or criteria in its discretion, and any such performance goals and/or criteria shall be set forth in the applicable Award Agreement. If the Committee exercises its discretion to establish performance goals and/or criteria, the number and/or value of Other Stock-Based Awards or Other Cash-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals and/or criteria are met.

(d)            Payment of Awards. Payment, if any, with respect to an Other Stock-Based Award or Other Cash-Based Award shall be made in accordance with the terms of the Award, as set forth in the Award Agreement, in cash, Common Shares or a combination of cash and Common Shares, as the Committee determines.

(e)           Vesting. The Committee shall determine the extent to which the Participant shall have the right to receive Other Stock-Based Awards or Other Cash-Based Awards following the Participant’s termination of employment or service (including by reason of the Participant’s death, disability (as determined by the Committee), or termination for or without Cause or for or without Good Reason). These provisions shall be determined in the sole discretion of the Committee and these provisions may be included in the applicable Award Agreement, but need not be uniform among all Other Stock-Based Awards or Other Cash-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for the termination of employment or service.

11.            Dividend Equivalents. No adjustment shall be made in the Common Shares issuable or taken into account under Awards on account of cash dividends that may be paid or other rights that may be issued to the holders of Common Shares prior to issuance of the Common Shares under the Award. The Committee may grant Dividend Equivalents based on the dividends declared on Common Shares that are subject to any Award (other than an Option or Stock Appreciation Right). Any Award of Dividend Equivalents may be credited as of the dividend payment dates, during the period between the Date of Grant of the Award and the date the Award becomes payable or terminates or expires, as determined by the Committee; however, Dividend Equivalents shall not be payable unless and until the Award becomes payable, and shall be subject to forfeiture to the same extent as the underlying Award. Dividend Equivalents may be subject to any additional limitations and/or restrictions determined by the Committee. Dividend Equivalents shall be payable in cash, Common Shares or converted to full-value Awards, calculated based on a formula determined by the Committee.

12.            Changes in Capital Structure and Similar Events. In the event of  (i) any dividend (other than ordinary cash dividends) or other distribution (whether in the form of cash, Common Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, amalgamation, consolidation, spin-off, split-up, split-off, combination, repurchase or exchange of Common Shares or other securities of the Company, issuance of warrants or other rights to acquire Common Shares or other securities of the Company, or other similar corporate transaction or event (including, without limitation, a Change in Control or Company Sale) that affects the Common Shares, or (ii) unusual or infrequently occurring events (including, without limitation, a Change in Control or Company Sale) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, such that in either case an adjustment is determined by the Committee in its sole discretion to be necessary or appropriate, then the Committee shall make the adjustments it deems equitable, including without limitation any or all of the following:

(a)         adjusting any or all of  (i) the number of Common Shares or other securities of the Company (or number and kind of other securities or other property) that may be delivered in respect of Awards or with respect to which Awards may be granted under the Plan (including, without limitation, adjusting any or all of the limitations under Section 5) and (ii) the terms of any outstanding Award, including, without limitation, (A) the number of Common Shares or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, (B) the Exercise Price or Strike Price with respect to any Award or (C) any applicable performance measures (including, without limitation, any performance goals and/or criteria);

(b)           providing for a substitution or assumption of Awards in a manner that substantially preserves the applicable terms of the Awards;

(c)           accelerating the exercisability or vesting of, lapse of restrictions on, or termination of, Awards or providing for a period of time for exercise prior to the occurrence of the event;

(d)           modifying the terms of Awards to add events, conditions or circumstances (including termination of employment within a specified period after a Change in Control or Company Sale) upon which the exercisability or vesting of or lapse of restrictions thereon will accelerate;

(e)        deeming any performance measures (including, without limitation, any performance goals and/or criteria) satisfied at target, maximum or actual performance through closing or any other level determined by the Committee in its sole discretion, or providing for the performance measures to continue (as is or as adjusted by the Committee) after closing;

(f)            providing that for a period prior to the Change in Control or Company Sale determined by the Committee in its sole discretion, any Options or SARs that would not otherwise become exercisable prior to the Change in Control or Company Sale will be exercisable as to all Common Shares subject thereto (but the exercise will be contingent upon and subject to the occurrence of the Change in Control or Company Sale and if the Change in Control or Company Sale does not take place after giving the notice for any reason whatsoever, the exercise will be null and void) and that any Options or SARs not exercised prior to the consummation of the Change in Control or Company Sale will terminate and be of no further force and effect as of the consummation of the Change in Control or Company Sale; and

(g)        canceling any one or more outstanding Awards and causing to be paid to the holders thereof, in cash, Common Shares, other securities or other property, or any combination thereof, the value of the Awards, if any, as determined by the Committee (which if applicable may be based upon the price per Common Share received or to be received by other shareholders of the Company in that event), including without limitation, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Common Shares subject to the Option or SAR over the aggregate Exercise Price or Strike Price of the Option or SAR, respectively (it being understood that, in that event, any Option or SAR having a per share Exercise Price or Strike Price equal to, or in excess of, the Fair Market Value of a Common Share subject thereto may be canceled and terminated without any payment or consideration therefor); provided, however, that in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board Accounting Standards Codification Topic 718), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect the equity restructuring. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, the adjustment shall be conclusive and binding for all purposes.

13.            Amendments and Termination.

(a)            Amendment and Termination of the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that (i) no amendment to Section 13(b) (to the extent required by the proviso in Section 13(b)) shall be made without shareholder approval and (ii) no amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if the approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including, without limitation, as necessary to comply with any rules or requirements of any securities exchange or inter-dealer quotation system on which the Common Shares may be listed or quoted); provided, further, that any amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective as to the affected Participant, holder or beneficiary without the consent of the affected Participant, holder or beneficiary.

(b)          Amendment of Award Agreements. The Committee may, to the extent consistent with the terms of any applicable Award Agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award Agreement, prospectively or retroactively; provided that the waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary; provided, further, that without stockholder approval, except as otherwise permitted under Section 12, (i) no amendment or modification may reduce the Exercise Price of any Option or the Strike Price of any SAR, (ii) the Committee may not cancel any outstanding Option or SAR where the Fair Market Value of the Common Shares underlying the Option or SAR is less than its Exercise Price or Strike Price, as applicable, and replace it with a new Option or SAR, another Award or cash and (iii) the Committee may not take any other action that is considered a “repricing” for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Common Shares are listed or quoted.

14.            General.

(a)       Award Agreements. Each Award under the Plan shall be evidenced by an Award Agreement, which shall be delivered to the Participant (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)) and shall specify the terms and conditions of the Award and any rules applicable thereto, including without limitation, the effect on the Award of the death, disability or termination of employment or service of a Participant, or of any other events determined by the Committee. Except as the Plan otherwise provides, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award to a Participant need not be identical, and the Committee need not treat Participants or Awards (or portions thereof) uniformly.

(b)            Nontransferability.

(i)            Each Award shall be exercisable only by a Participant during the Participant’s lifetime, or, if permissible under Applicable Laws, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and the purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(ii)          Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards (other than Incentive Stock Options) to be transferred by a Participant, without consideration, subject to any rules the Committee adopts consistent with any applicable Award Agreement to preserve the purposes of the Plan, to: (A) any person who is a “family member” of the Participant, as that term is used in the instructions to Form S-8 under the Securities Act (collectively, the “Immediate Family Members”); (B) a trust solely for the benefit of the Participant and his or her Immediate Family Members; (C) a partnership or limited liability company whose only partners or stockholders are the Participant and his or her Immediate Family Members; or (D) any other transferee as may be approved either (I) by the Board or the Committee in its sole discretion, or (II) as provided in the applicable Award Agreement. (each transferee described in clauses (A), (B), (C) and (D) above is hereinafter referred to as a “Permitted Transferee”); provided that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that the transfer would comply with the requirements of the Plan.

(iii)            The terms of any Award transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee and any reference in the Plan, or in any applicable Award Agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the Common Shares to be acquired pursuant to the exercise of the Option if the Committee determines, consistent with any applicable Award Agreement, that such a registration statement is necessary or appropriate; (C) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not the notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; and (D) the consequences of the termination of the Participant’s employment by, or services to, the Company or an Affiliate under the terms of the Plan and the applicable Award Agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award Agreement.

(c)            Tax Withholding and Deductions.

(i)            A Participant shall be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to deduct and withhold, from any cash, Common Shares, other securities or other property deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, Common Shares, other securities or other property) of any required taxes (up to the maximum statutory rate under Applicable Laws as in effect from time to time as determined by the Committee) and deduction in respect of an Award, its grant, vesting or exercise, or any payment or transfer under an Award or under the Plan and to take any other action necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of the taxes.

(ii)           Without limiting the generality of clause (i) above, the Committee may, in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing tax and deduction liability by (A) the delivery of Common Shares (which are not subject to any pledge or other security interest and are Mature Shares, except as otherwise determined by the Committee) owned by the Participant having a Fair Market Value equal to the liability or (B) having the Company withhold from the number of Common Shares otherwise issuable or deliverable pursuant to the exercise or settlement of the Award a number of shares with a Fair Market Value equal to the liability.

(d)            No Claim to Awards; No Rights to Continued Employment; Waiver. No employee of the Company or an Affiliate, or other person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not the Participants are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or an Affiliate, nor shall it be construed as giving any Participant any rights to continued service on the Board. The Company or any of its Affiliates may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or any Award Agreement. By accepting an Award under the Plan, a Participant shall thereby be deemed to have waived any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided under the Plan or any Award Agreement, notwithstanding any provision to the contrary in any written employment contract or other agreement between the Company and its Affiliates and the Participant, whether any such agreement is executed before, on or after the Date of Grant.

(e)           International Participants. With respect to Participants who reside or work outside of the United States of America, the Committee may in its sole discretion amend the terms of the Plan or outstanding Awards with respect to those Participants in order to conform the terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or its Affiliates.

(f)            Designation and Change of Beneficiary. Each Participant may file with the Committee a written designation of one or more persons as the beneficiary(ies) who shall be entitled to receive the amounts payable with respect to an Award, if any, due under the Plan upon his or her death. A Participant may, from time to time, revoke or change his or her beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate.

(g)           Termination of Employment/Service. Unless determined otherwise by the Committee at any point following the event: (i) neither a temporary absence from employment or service due to illness, vacation or leave of absence nor a transfer from employment or service with the Company to employment or service with an Affiliate (or vice-versa) shall be considered a termination of employment or service with the Company or an Affiliate; and (ii) if a Participant’s employment with the Company and its Affiliates terminates, but the Participant continues to provide services to the Company and its Affiliates in a non-employee capacity (or vice-versa), the change in status shall not be considered a termination of employment with the Company or an Affiliate.

(h)           No Rights as a Stockholder. Except as otherwise specifically provided in the Plan or any Award Agreement, no person shall be entitled to the privileges of ownership in respect of Common Shares or other securities that are subject to Awards hereunder until the shares have been issued or delivered to that person.

(i)            Government and Other Regulations.

(i)            The obligation of the Company to settle Awards in Common Shares or other consideration shall be subject to all Applicable Laws, rules, and regulations, and to any approvals required by governmental agencies. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any Common Shares or other securities pursuant to an Award unless the shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that the shares may be offered or sold without registration pursuant to an available exemption therefrom and the terms and conditions of the exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the Common Shares or other securities to be offered or sold under the Plan. The Committee shall have the authority to provide that all certificates for Common Shares or other securities of the Company or any Affiliate delivered under the Plan shall be subject to any stop transfer orders and other restrictions the Committee deems advisable under the Plan, the applicable Award Agreement, the federal securities laws, or the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or inter-dealer quotation system upon which the shares or other securities are then listed or quoted and any other applicable federal, state, local or non-U.S. laws, and, without limiting the generality of Section 9, the Committee may cause a legend or legends to be put on the certificates and Award Agreements to make appropriate reference to the restrictions. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under the Plan that it in its sole discretion deems necessary or advisable in order that the Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

(ii)           The Committee may cancel an Award or any portion thereof if it determines, in its sole discretion, that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of Common Shares from the public markets, the Company’s issuance of Common Shares or other securities to the Participant, the Participant’s acquisition of Common Shares or other securities from the Company and/or the Participant’s sale of Common Shares to the public markets, illegal, impracticable or inadvisable. If the Committee determines to cancel all or any portion of an Award denominated in Common Shares in accordance with the foregoing, the Company shall pay to the Participant an amount equal to the excess of  (A) the aggregate Fair Market Value of the Common Shares subject to the Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the shares would have been vested or delivered, as applicable), over (B) the aggregate Exercise Price or Strike Price (in the case of an Option or SAR, respectively) or any amount payable as a condition of delivery of Common Shares (in the case of any other Award). This amount shall be delivered to the Participant as soon as practicable following the cancellation of the Award or portion thereof.

(j)            Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then any payment due to that person or his or her estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his or her spouse, child, relative, an institution maintaining or having custody of that person, or any other person deemed by the Committee to be a proper recipient on behalf of that person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(k)            Nonexclusivity of the Plan. Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt any other incentive arrangements it deems desirable, including, without limitation, the granting of stock options or other equity-based awards otherwise than under this Plan, and these arrangements may be either applicable generally or only in specific cases.

(l)            No Trust or Fund Created. The Plan is intended to constitute an “unfunded” plan for incentive compensation. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on the one hand, and a Participant or other person or entity, on the other hand. No provision of the Plan or any Award shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for those purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

(m)          Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of the Company and its Affiliates and/or any other information furnished in connection with the Plan by any agent of the Company or the Committee or the Board, other than himself.

(n)           Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company or any Affiliate except as otherwise specifically provided in the other plan or an agreement thereunder.

(o)           Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflict of laws provisions thereof.

(p)           Severability. If any provision of the Plan or any Award or Award Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or entity or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, the provision shall be construed or deemed amended to conform to the Applicable Laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, the provision shall be construed or deemed stricken as to that jurisdiction, person or entity or Award and the remainder of the Plan and the Award shall remain in full force and effect.

(q)           Obligations Binding on Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, amalgamation, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

(r)            Code Section 409A.

(i)            Notwithstanding any provision of this Plan to the contrary, all Awards made under this Plan are intended to be exempt from or, in the alternative, comply with Code Section 409A and the interpretive guidance thereunder, including the exceptions for stock rights and short-term deferrals. The Plan shall be construed and interpreted in accordance with that intent. Each payment under an Award shall be treated as a separate payment for purposes of Code Section 409A.

(ii)           If a Participant is a “specified employee” (as that term is defined for purposes of Code Section 409A) at the time of his or her termination of service, no amount that is nonqualified deferred compensation subject to Code Section 409A and that becomes payable by reason of the termination of service shall be paid to the Participant (or in the event of the Participant’s death, the Participant’s representative or estate) before the earlier of  (x) the first business day after the date that is six months following the date of the Participant’s termination of service, and (y) within 30 days following the date of the Participant’s death. For purposes of Code Section 409A, a termination of service shall be deemed to occur only if it is a “separation from service” within the meaning of Code Section 409A, and references in the Plan and any Award Agreement to “termination of service” or similar terms shall mean a “separation from service.” If any Award is or becomes subject to Code Section 409A, unless the applicable Award Agreement provides otherwise, the Award shall be payable upon the Participant’s “separation from service” within the meaning of Code Section 409A. If any Award is or becomes subject to Code Section 409A and if payment of the Award would be accelerated or otherwise triggered under a Change in Control or Company Sale, then the definition of Change in Control or Company Sale shall be deemed modified, only to the extent necessary to avoid the imposition of an excise tax under Code Section 409A, to mean a “change in control event” as that term is defined for purposes of Code Section 409A.

(iii)          Any adjustments made pursuant to Section 12 to Awards that are subject to Code Section 409A shall be made in compliance with the requirements of Code Section 409A, and any adjustments made pursuant to Section 12 to Awards that are not subject to Code Section 409A shall be made in such a manner as to ensure that after the adjustment, the Awards either (x) continue not to be subject to Code Section 409A or (y) comply with the requirements of Code Section 409A.

(s)           Notification of Election Under Code Section 83(b). If any Participant, in connection with the acquisition of Common Shares under an Award, makes the election permitted under Code Section 83(b), the Participant shall notify the Company of the election within ten days of filing notice of the election with the Internal Revenue Service.

(t)            Expenses; Gender; Titles and Headings; Interpretation. The expenses of administering the Plan shall be borne by the Company and its Affiliates. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than those titles or headings shall control. Unless the context of the Plan otherwise requires, words using the singular or plural number also include the plural or singular number, respectively; derivative forms of defined terms will have correlative meanings; the terms “hereof,” “herein” and “hereunder” and derivative or similar words refer to this entire Plan; the term “Section” refers to the specified Section of this Plan and references to “paragraphs” or “clauses” shall be to separate paragraphs or clauses of the Section or subsection in which the reference occurs; the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”; and the word “or” shall be disjunctive but not exclusive.

(u)           Other Agreements. Notwithstanding the above, the Committee may require, as a condition to the grant of and/or the receipt of Common Shares or other securities under an Award, that the Participant execute lock-up, shareholder or other agreements, as it may determine in its sole and absolute discretion.

(v)           Payments. Participants shall be required to pay, to the extent required by Applicable Laws, any amounts required to receive Common Shares or other securities under any Award made under the Plan.

(w)          Clawback; Erroneously Awarded Compensation. All Awards (including on a retroactive basis) granted under the Plan are subject to the terms of any Company forfeiture, incentive compensation recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of Applicable Laws, as well as any other policy of the Company that may apply to the Awards, such as anti-hedging or pledging policies, as they may be in effect from time to time. In particular, these policies and/or provisions shall include, without limitation, (i) any Company policy established to comply with Applicable Laws (including, without limitation, Section 304 of the Sarbanes-Oxley Act and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act), and/or (ii) the rules and regulations of the applicable securities exchange or inter-dealer quotation system on which the Common Shares or other securities are listed or quoted, and these requirements shall be deemed incorporated by reference into all outstanding Award Agreements.

(x)            No Fractional Shares. No fractional shares of Common Shares shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of fractional shares or whether fractional shares or any rights thereto shall be forfeited, rounded, or otherwise eliminated.

(y)           Paperless Administration. If the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

(z)           Data Privacy. As a condition for receiving any Award, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Section 14(z) by and among the Company and its Subsidiaries and Affiliates exclusively for implementing, administering and managing the Participant’s participation in the Plan. The Company and its Subsidiaries and Affiliates may hold certain personal information about a Participant, including the Participant’s name, address and telephone number; birthdate; social security, insurance number or other identification number; salary; nationality; job title(s); any Common Shares held in the Company or its Subsidiaries and Affiliates; and Award details, to implement, manage and administer the Plan and Awards (the “Data”). The Company and its Subsidiaries and Affiliates may transfer the Data amongst themselves as necessary to implement, administer and manage a Participant’s participation in the Plan, and the Company and its Subsidiaries and Affiliates may transfer the Data to third parties assisting the Company with Plan implementation, administration and management. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country. By accepting an Award, each Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Participant’s participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company or the Participant may elect to deposit any Common Shares. The Data related to a Participant will be held only as long as necessary to implement, administer, and manage the Participant’s participation in the Plan. A Participant may, at any time, view the Data that the Company holds regarding the Participant, request additional information about the storage and processing of the Data regarding the Participant, recommend any necessary corrections to the Data regarding the Participant or refuse or withdraw the consents in this Section 14(z) in writing, without cost, by contacting the local human resources representative. The Company may cancel Participant’s ability to participate in the Plan and, in the Committee’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents in this Section 14(z).

(aa)         Broker-Assisted Sales. In the event of a broker-assisted sale of Common Shares in connection with the payment of amounts owed by a Participant under or with respect to the Plan or Awards: (i) any Common Shares to be sold through the broker-assisted sale will be sold on the day the payment first becomes due, or as soon thereafter as practicable; (ii) the Common Shares may be sold as part of a block trade with other Participants in the Plan in which all participants receive an average price; (iii) the applicable Participant will be responsible for all broker’s fees and other costs of sale, and by accepting an Award, each Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale; (iv) to the extent the Company or its designee receives proceeds of the sale that exceed the amount owed, the Company will pay the excess in cash to the applicable Participant as soon as reasonably practicable; (v) the Company and its designees are under no obligation to arrange for the sale at any particular price; and (vi) if the proceeds of the sale are insufficient to satisfy the Participant’s applicable obligation, the Participant may be required to pay immediately upon demand to the Company or its designee an amount in cash sufficient to satisfy any remaining portion of the Participant’s obligation.

FLEXENERGY GREEN SOLUTIONS, INC.

STOCK OPTION GRANT NOTICE
(2021 INCENTIVE AWARD PLAN)

FLEXENERGY GREEN SOLUTIONS, INC., a Delaware corporation (the “Company”), pursuant to its 2021 Incentive Award Plan, as may be amended from time to time (the “Plan”), hereby grants to Optionholder an option to purchase the number of Common Shares set forth below. This option is subject to all of the terms and conditions as set forth in this Stock Option Grant Notice (including the vesting schedule set forth on Exhibit A hereto, collectively, this “Grant Notice”), in the corresponding Option Agreement, the Plan and the Notice of Exercise, all of which are attached hereto and incorporated herein in their entirety. Capitalized terms not explicitly defined herein but defined in the Plan or the corresponding Option Agreement will have the same definitions as in the Plan or the corresponding Option Agreement. If there is any conflict between the terms in this Grant Notice, the corresponding Option Agreement, the Plan and the Notice of Exercise, then such conflict or inconsistency shall be resolved by giving such documents precedence in the following order: this Grant Notice, the corresponding Option Agreement, the Plan and then the Notice of Exercise.

Optionholder:

Date of Grant:

Vesting Commencement Date:

Number of Shares Subject to Option:

Exercise Price (Per Common Share):

Total Exercise Price:

Expiration Date:

Type of Grant:	☐ Incentive Stock Option ☐ Nonqualified Stock Option

Vesting Schedule:	This award shall vest pursuant to the schedule set forth in Exhibit A, which is attached hereto and incorporated herein in its entirety.

Payment:	By one or a combination of the following methods (described in the corresponding Option Agreement) as indicated by a checkmark opposite the applicable method below:

☐ By cash, check, bank draft or money order payable to the Company

☐ Pursuant to a Regulation T Program if the shares are publicly traded

☐ By delivery of already-owned shares if the shares are publicly traded

Additional Terms/Acknowledgements:	Optionholder acknowledges receipt of, and understands and agrees to, this Grant Notice, the corresponding Option Agreement, the Plan and the Notice of Exercise. Optionholder acknowledges and agrees that this Grant Notice, the corresponding Option Agreement and the Notice of Exercise may not be modified, amended or revised except as provided in the Plan. Optionholder further acknowledges that as of the Date of Grant, this Grant Notice, the corresponding Option Agreement, the Plan and the Notice of Exercise set forth the entire understanding between Optionholder and the Company regarding this option award and supersede all prior oral and written agreements, promises and/or representations on that subject with the exception of the following agreements only.

Acceptance/Expiration of Option:	To accept this option, Optionholder must within 30 days following the Award Date (at which time this option will otherwise automatically expire) complete, execute and deliver this Grant Notice (including all applicable Exhibits and the corresponding Option Agreement). Notwithstanding the foregoing, if Optionholder has not accepted this Option prior to the occurrence of a Change in Control, Company Sale, dissolution or liquidation, this option may be cancelled by the Company.

OTHER AGREEMENTS:

By accepting this option, you consent to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

FLEXENERGY GREEN SOLUTIONS, INC.	OPTIONHOLDER:

By:	By:
Name: Mark Schnepel	Name:
Title: Chief Executive Officer	Date:

ATTACHMENTS: Option Agreement, 2021 Incentive Award Plan, Notice of Exercise

EXHIBIT A

VESTING SCHEDULE

The options under this award with respect to [●] Common Shares (the “Immediately Vested Options”) shall be immediately vested on the Date of Grant.

The options under this award with respect to [●] Common Shares (the “Vesting Options”) shall vest annually over a period of four years in four equal tranches on each annual anniversary of the Date of Grant, such that (i) one-quarter of the Vesting Options shall vest on the first anniversary of the Date of Grant, (ii) another one-quarter of the Vesting Options shall vest on the second anniversary of the Date of Grant, (iii) another one-quarter of the Vesting Options shall vest on the third anniversary of the Date of Grant, and (iv) the final one-quarter of the Vesting Options shall vest on the fourth anniversary of the Date of Grant, in all cases subject to the terms and conditions of the corresponding Option Agreement.

Notwithstanding the above, (A) if the Optionholder’s Continuous Service is terminated without Cause by the Company (or a successor, if appropriate) during the one-year period immediately following the consummation of a Change in Control, then the vesting of the Vesting Options shall accelerate such that 100% of the Vesting Options shall become vested, effective as of immediately prior to such termination of the Optionholder’s Continuous Service; and (B) if a Company Sale occurs during the Optionholder’s Continuous Service, then the vesting of the Vesting Options shall accelerate such that 100% of the Vesting Options shall become vested, effective as of immediately prior to the occurrence of the Company Sale. As a condition of the application of the accelerated vesting contemplated by the foregoing, the Optionholder shall execute the Company’s form of a general release of any claims against the Company (the “Release”) and permit such Release to become effective and irrevocable in accordance with its terms. Unless the Release is executed by the Optionholder and delivered to the Company within the period of time set forth in the Release, and such Release becomes effective and irrevocable, there shall be no accelerated vesting of Vesting Options as otherwise contemplated by the foregoing.

EXHIBIT A

ATTACHMENT I

OPTION AGREEMENT

[See attached.]

ATTACHMENT I

FLEXENERGY GREEN SOLUTIONS, INC.

2021 INCENTIVE AWARD PLAN

OPTION AGREEMENT
(INCENTIVE STOCK OPTION OR NONSTATUTORY STOCK OPTION)

Pursuant to your Stock Option Grant Notice (including the vesting schedule attached thereto as Exhibit A, collectively, the “Grant Notice”) and this Option Agreement (this “Option Agreement”), FlexEnergy Green Solutions, Inc., a Delaware corporation (the “Company”) has granted you an option under its 2021 Incentive Award Plan (the “Plan”) to purchase the number of Common Shares indicated in your Grant Notice at the exercise price indicated in your Grant Notice. The option is granted to you effective as of the date of grant set forth in the Grant Notice (the “Date of Grant”). If there is any conflict between the terms in the Grant Notice, this Option Agreement, the Plan and the Notice of Exercise, then such conflict shall be resolved by giving such documents precedence in the following order: the Grant Notice, this Option Agreement, the Plan and then the Notice of Exercise. Capitalized terms not explicitly defined in this Option Agreement or in the Grant Notice but defined in the Plan will have the same definitions as in the Plan.

The details of your option, in addition to those set forth in the Grant Notice and the Plan, are as follows:

1.             VESTING; NO STOCKHOLDER RIGHTS. Your option will vest as provided in your Grant Notice. Vesting will cease upon the termination of your Continuous Service with the Company except as may be provided otherwise in the vesting schedule in Exhibit A to your Grant Notice or in an employment or other agreement between you and the Company. You will not be deemed to be the holder of the Common Shares, or have any of the rights of a stockholder, with respect to your option unless and until the option vests and you exercise the option in accordance with this Option Agreement and the Company has issued and delivered Common Shares to you and your name shall have been entered as a stockholder of record on the books of the Company. As used in this Agreement, “Continuous Service” means that your service with the Company or an Affiliate, whether as an employee, consultant or director, is not interrupted or terminated. Your Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which you render service to the Company or an Affiliate as an employee, consultant or director or a change in the entity for which you render such service, provided that there is no interruption or termination of your Continuous Service; provided further that if this Option Agreement (and the corresponding Award) is subject to Section 409A of the Code, this sentence shall only be given effect to the extent consistent with Section 409A of the Code. For example, a change in status from an employee of the Company to a director of an Affiliate will not constitute an interruption of Continuous Service. The Committee or its delegate, in its sole discretion, may determine whether Continuous Service will be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal or family leave of absence. The Committee or its delegate, in its sole discretion, may determine whether a Company transaction, such as a sale or spin-off of a division or subsidiary that employs you, shall be deemed to result in a termination of Continuous Service for purposes of this Option Agreement, and such decision shall be final, conclusive and binding.

ATTACHMENT I

2.             NUMBER OF SHARES AND EXERCISE PRICE. The number of Common Shares subject to your option and your exercise price per share are set forth in your Grant Notice and will be adjusted in the event of changes in capital structure and similar events as provided in Section 11 of the Plan.

3.             METHOD OF PAYMENT. You must pay the full amount of the exercise price for the shares you wish to exercise. You may pay the exercise price in cash or by check, bank draft or money order payable to the Company or in any other manner expressly indicated as a permitted method of exercise on your Grant Notice, which may include one or more of the following:

(a)            Provided that at the time of exercise the Common Shares are publicly traded, pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Shares, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds. This manner of payment is also known as a “cashless exercise”, “broker-assisted exercise”, “same day sale”, or “sell to cover”.

(b)            Provided that at the time of exercise the Common Shares are publicly traded, by delivery to the Company (either by actual delivery or attestation) of already-owned Common Shares that are owned free and clear of any liens, claims, vesting conditions, transfer restrictions, encumbrances or security interests, and that are valued at Fair Market Value on the date of exercise. “Delivery” for these purposes, in the sole discretion of the Company at the time you exercise your option, will include delivery to the Company of your attestation of ownership of such Common Shares in a form approved by the Company. You may not exercise your option by delivery to the Company of Common Shares if doing so would violate the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock.

4.             WHOLE SHARES. You may exercise your option only for whole Common Shares.

5.             SECURITIES LAW COMPLIANCE. In no event may you exercise your option unless the Common Shares issuable upon exercise are then registered under the Securities Act or, if not registered, the Company has determined that your exercise and the issuance of the shares would be exempt from the registration requirements of the Securities Act. The exercise of your option also must comply with all other applicable laws and regulations governing your option, and you may not exercise your option if the Company determines that such exercise would not be in material compliance with such laws and regulations.

6.             TERM. You may not exercise your option before the Date of Grant or after the expiration of the option’s term. Except as may be provided otherwise in the vesting schedule in Exhibit A to your Grant Notice or in an employment or other agreement between you and the Company, the term of your option expires (subject to the provisions of Section 6(c) of the Plan if your Option is an Incentive Stock Option and you, on the Date of Grant, own shares representing more than 10% of the combined voting power of the Company) upon the earliest of the following:

ATTACHMENT I

(a)            immediately upon the termination of your service with the Company for Cause;

(b)            three months after the termination of your service with the Company for any reason other than Cause, your Disability (as defined below) or your death (except as otherwise provided in Section 6(d) below); provided, however, that if during any part of such three month period your option is not exercisable solely because of the condition set forth in the section above relating to “Securities Law Compliance,” your option will not expire until the earlier of the Expiration Date or until it has been exercisable for an aggregate period of three months after the termination of your service with the Company;;

(c)            12 months after the termination of your service with the Company due to your Disability (except as otherwise provided in Section 6(d) below). For purposes of this Option Agreement, “Disability” means your inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and will be determined by the Committee on the basis of such medical evidence as the Committee deems warranted under the circumstances;

(d)            12 months after your death if you die either during your service with the Company or within three months after your service with the Company terminates for any reason other than Cause;

(e)            the Expiration Date indicated in your Grant Notice; or

(f)            the day before the 10th anniversary of the Date of Grant.

If your option is an Incentive Stock Option, note that to obtain the federal income tax advantages associated with an Incentive Stock Option, the Code requires that at all times beginning on the Date of Grant and ending on the day three months before the date of your option’s exercise, you must be an employee of the Company or an Affiliate, except in the event of your death or Disability. The Company has provided for extended exercisability of your option under certain circumstances for your benefit but cannot guarantee that your option will necessarily be treated as an Incentive Stock Option if you continue to provide services to the Company or an Affiliate as a consultant or director after your employment terminates or if you otherwise exercise your option more than three months after the date your employment with the Company or an Affiliate terminates.

7.             EXERCISE.

(a)            You may exercise the vested portion of your option during its term by (i) delivering a Notice of Exercise (in the form attached to the Grant Notice or such other form as may be designated by the Company) or completing such other documents and/or procedures designated by the Company for exercise and (ii) paying the exercise price and any applicable withholding taxes to the Company’s Secretary, stock plan administrator, or such other person as the Company may designate, together with such additional documents as the Company may then require. Subject to the applicable terms of the Plan, your option shall become exercisable only to the extent your option is vested (as provided in the Vesting Schedule (see above)) at the time of exercise.

ATTACHMENT I

(b)            By exercising your option you agree that, as a condition to any exercise of your option, the Company may require you and you hereby agree to enter into an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (i) the exercise of your option, or (ii) the disposition of Common Shares acquired upon such exercise.

(c)            If your option is an Incentive Stock Option, by exercising your option you agree that you will notify the Company in writing within 15 days after the date of any disposition of any of the shares of the Common Shares issued upon exercise of your option that occurs within two years after the Date of Grant or within one year after such Common Shares are transferred upon exercise of your option.

8.             TRANSFERABILITY. Except as otherwise provided in this Section 8, your option is not assignable or transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you. Without limiting the generality of the foregoing, your option may not be sold, assigned, transferred or otherwise disposed of, or pledged or hypothecated in any manner (whether by operation of law or otherwise), and shall not be subject to execution, attachment or other process. Any assignment, transfer, sale, pledge, hypothecation or other disposition of your option or any attempt to make any such levy of execution, attachment or other process will cause your option to terminate immediately, unless the Chief Financial Officer of the Company, with advice from counsel, specifically waives applicability of this provision.

(a)            Certain Trusts. Upon receiving written permission from the Chief Financial Officer of the Company, with advice from counsel, you may transfer your option to a trust if you are considered to be the sole beneficial owner (determined under Section 671 of the Code and applicable state law) while the option is held in the trust. You and the trustee must enter into transfer and other agreements required by the Company.

(b)            Domestic Relations Orders. Upon receiving written permission from the Chief Financial Officer of the Company, with advice from counsel, and provided that you and the designated transferee enter into transfer and other agreements required by the Company, you may transfer your option pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulation 1.421-1(b)(2) that contains the information required by the Company to effectuate the transfer. You are encouraged to discuss the proposed terms of any division of this option with the Company prior to finalizing the domestic relations order or marital settlement agreement to help ensure the required information is contained within the domestic relations order or marital settlement agreement. If this option is an Incentive Stock Option, this option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(c)            Beneficiary Designation. Upon receiving written permission from the Chief Financial Officer of the Company, you may, by delivering written notice to the Company, in a form approved by the Company and any broker designated by the Company to handle option exercises, designate a third party who, on your death, will thereafter be entitled to exercise this option within the 12 months following the date of your death (or such shorter exercise period as may be required by Section 6 above) and receive the Common Shares or other consideration resulting from such exercise. In the absence of such a designation, your executor or administrator of your estate will be entitled to exercise this option and receive, on behalf of your estate, the Common Shares or other consideration resulting from such exercise.

ATTACHMENT I

9.             OPTION NOT A SERVICE CONTRACT. Your option is not an employment or service contract, and nothing in your option will be deemed to create in any way whatsoever any obligation on your part to continue in the employ or service of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment or service. In addition, nothing in your option will obligate the Company or an Affiliate, their respective stockholders, boards of directors, officers or employees to continue any relationship that you might have as a member of the Company’s Board or a consultant for the Company or an Affiliate. The Company and its Affiliates hereby reserve its rights to discharge and terminate your services at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between you and the Company or an Affiliate.

10.           WITHHOLDING OBLIGATIONS.

(a)            At the time you exercise your option, in whole or in part, and at any time thereafter as requested by the Company, you hereby agree to make adequate provision for (including by means of a “same day sale” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with the exercise of your option.

(b)            If you fail to make the adequate provisions contemplated by Section 10(a) above, then subject to compliance with any applicable legal conditions or restrictions, the Company shall have the option in its discretion (but not the obligation) to withhold from fully vested Common Shares otherwise issuable to you upon the exercise of your option a number of whole Common Shares having a Fair Market Value, determined by the Company as of the date of exercise, not in excess of the amount of tax required to be withheld by law (or, at the Company’s option, such lower amount as may be necessary to avoid classification of your option as a liability for financial accounting purposes).

(c)            The Company assumes no responsibility for individual income taxes, penalties or interest related to grant or exercise of any option. Neither the Company nor any Affiliate makes any representation or undertaking regarding the treatment of any tax withholding in connection with the grant or exercise of any option. You should consult with your personal tax advisor regarding the tax ramifications, if any, which result from receipt of the option, the subsequent issuance, if any, of Common Shares on exercise of the option, and subsequent disposition of any such Common Shares. You acknowledge that the Company may be required to withhold federal, state and/or local taxes in connection with the exercise of the option. You may not exercise your option unless the tax withholding obligations of the Company and/or any Affiliate are satisfied. Accordingly, you may not be able to exercise your option when desired even though your option is vested, and the Company will have no obligation to issue a certificate for such Common Shares unless such obligations are satisfied.

ATTACHMENT I

11.           SECTION 409A; TAX CONSEQUENCES. It is the Company’s intent that this option be exempt from Section 409A of the Code to the extent applicable, and that this Option Agreement be administered accordingly. You hereby agree that the Company does not have a duty to design or administer the Plan or its other compensation programs in a manner that minimizes your tax liabilities. You will not make any claim against the Company, or any of its officers, directors, employees or Affiliates, related to tax liabilities arising from your option or your other compensation. You understand that you may suffer adverse tax consequences as a result of the grant, vesting or exercise of your options or with the purchase or disposition of any Common Shares subject to the Option.

12.           NOTICES. Any notices provided for in your option or the Plan will be given in writing and will be deemed effectively given upon receipt. The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this option by electronic means or to request your consent to participate in the Plan by electronic means. By accepting this option, you consent to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

13.           AGREEMENT SUMMARIES. If the Company provides you (or anyone acting on your behalf) with summary or other information concerning, including or otherwise relating to your rights or benefits under this Option Agreement (including, without limitation, the option and any exercise thereof), such summary or other information shall in all cases be qualified in its entirety by the Grant Notice, this Option Agreement, the Plan and the Notice of Exercise and, unless it explicitly states otherwise and is signed by an officer of the Company, shall not constitute an amendment or other modification hereto.

14.           ACKNOWLEDGEMENTS. You understand, acknowledge, agree and hereby stipulate that: (1) you are executing this Option Agreement voluntarily and without any duress or undue influence by the Company or anyone else; (2) the option is intended to be consideration in exchange for the promises and covenants set forth in this Option Agreement; (3) you have carefully read, considered and understand all of the provisions of this Option Agreement and the Company’s policies reflected in this Option Agreement; (4) you have asked any questions needed for you to understand the terms, consequences and binding effect of this Option Agreement and you fully understand them; (5) you were provided an opportunity to seek the advice of an attorney and/or a tax professional of your choice before accepting this option; (6) the obligations and restrictions set forth in this Option Agreement are fair and reasonable and (7) your participation in the Plan confers no rights or interests other than as herein provided.

ATTACHMENT I

ATTACHMENT II

2021 INCENTIVE AWARD PLAN

[see attached]

ATTACHMENT II

ATTACHMENT III

FORM OF NOTICE OF EXERCISE

[see attached]

ATTACHMENT III

FLEXENERGY GREEN SOLUTIONS, INC.

NOTICE OF EXERCISE

FlexEnergy Green Solutions, Inc.

112 Corporate Drive

Portsmouth, NH 03801

Date of Exercise: _____________, 20__

[Option Holder]

This constitutes notice under my stock option that I elect to purchase the number of shares for the price set forth below.

Type of option (check one):	Incentive	Nonstatutory
Stock option dated:
Number of shares as to which option is exercised:
Shares to be issued in name of:
Total exercise price:
Cash payment delivered herewith:

By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the 2021 Incentive Award Plan (the “Plan”), (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of this option, and (iii) if this exercise relates to an incentive stock option, to notify you in writing within fifteen (15) days after the date of any disposition of any of the Common Shares issued upon exercise of this option that occurs within two (2) years after the date of grant of this option or within one (1) year after such Common Shares are issued upon exercise of this option.

Very truly yours,

Address:

ATTACHMENT III

RESTRICTED STOCK AWARD AGREEMENT

This Restricted Stock Award Agreement (this “Agreement”) is made and entered into as of [DATE] (the “Grant Date”) by and between FlexEnergy Green Solutions, Inc., a Delaware corporation (the “Company”), and [●] (the “Grantee”).

WHEREAS, the Company has adopted the FlexEnergy Green Solutions, Inc. 2021 Incentive Award Plan (the “Plan”) pursuant to which awards of Restricted Stock may be granted; and

WHEREAS, the Committee has determined that it is in the best interests of the Company and its stockholders to grant the award of Restricted Stock provided for herein.

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1.            Grant of Restricted Stock. Pursuant to Section 9 of the Plan, the Company hereby issues to the Grantee on the Grant Date a Restricted Stock Award consisting of, in the aggregate, [NUMBER] of Common Shares of the Company (the “Restricted Stock”), on the terms and conditions and subject to the restrictions set forth in this Agreement and the Plan. Capitalized terms that are used but not defined herein have the meaning ascribed to them in the Plan.

2.            Consideration. The grant of the Restricted Stock is made in consideration of the services to be rendered by the Grantee to the Company.

3.            Restricted Period; Vesting.

3.1            Except as otherwise provided herein, provided that the Grantee remains in Continuous Service through the applicable vesting date, the Restricted Stock will vest in accordance with the following schedule:

Vesting Date	Common Shares

[VESTING DATE]	[NUMBER OR PERCENTAGE OF SHARES THAT VEST ON THE VESTING DATE]

[VESTING DATE]	[NUMBER OR PERCENTAGE OF SHARES THAT VEST ON THE VESTING DATE]

The period over which the Restricted Stock vests is referred to as the “Restricted Period”. As used in this Agreement, “Continuous Service” means that the Grantee’s service with the Company or an Affiliate, whether as an employee, consultant or director, is not interrupted or terminated. The Grantee’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Grantee renders service to the Company or an Affiliate as an employee, consultant or director or a change in the entity for which the Grantee renders such service, provided that there is no interruption or termination of the Grantee’s Continuous Service; provided further that if any Award is subject to Section 409A of the Code, this sentence shall only be given effect to the extent consistent with Section 409A of the Code. For example, a change in status from an employee of the Company to a director of an Affiliate will not constitute an interruption of Continuous Service. The Committee or its delegate, in its sole discretion, may determine whether Continuous Service will be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal or family leave of absence. The Committee or its delegate, in its sole discretion, may determine whether a Company transaction, such as a sale or spin-off of a division or subsidiary that employs a Grantee, shall be deemed to result in a termination of Continuous Service for purposes of affected Awards, and such decision shall be final, conclusive and binding.

3.2            The foregoing vesting schedule notwithstanding, if the Grantee’s Continuous Service terminates for any reason at any time before all of his or her Restricted Stock has vested, the Grantee’s unvested Restricted Stock shall be automatically forfeited upon such termination of Continuous Service and neither the Company nor any Affiliate shall have any further obligations to the Grantee under this Agreement.

3.3            Unless otherwise determined by the Committee at the time of a Change in Control, a Change in Control shall have no effect on the Restricted Stock.

4.            Restrictions. Subject to any exceptions set forth in this Agreement or the Plan, during the Restricted Period, the Restricted Stock or the rights relating thereto may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Grantee. Any attempt to assign, alienate, pledge, attach, sell or otherwise transfer or encumber the Restricted Stock or the rights relating thereto during the Restricted Period shall be wholly ineffective and, if any such attempt is made, the Restricted Stock will be forfeited by the Grantee and all of the Grantee’s rights to such shares shall immediately terminate without any payment or consideration by the Company.

5.            Rights as Stockholder; Dividends.

5.1            The Grantee shall be the record owner of the Restricted Stock until the Common Shares are sold or otherwise disposed of, and shall be entitled to all of the rights of a stockholder of the Company including, without limitation, the right to vote such shares and receive all dividends or other distributions paid with respect to such shares. Notwithstanding the foregoing, any dividends or other distributions shall be subject to the same restrictions on transferability as the shares of Restricted Stock with respect to which they were paid.

5.2            The Company may issue stock certificates or evidence the Grantee’s interest by using a restricted book entry account with the Company’s transfer agent. Physical possession or custody of any stock certificates that are issued shall be retained by the Company until the time as the Restricted Stock vests.

5.3            If the Grantee forfeits any rights he or she has under this Agreement in accordance with Section 3, the Grantee shall, on the date of such forfeiture, no longer have any rights as a stockholder with respect to the Restricted Stock and shall no longer be entitled to vote or receive dividends on such shares.

6.            No Right to Continued Service. Neither the Plan nor this Agreement shall confer upon the Grantee any right to be retained in any position as an employee, consultant or director of the Company or its Affiliates. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company or any of its Affiliates to terminate the Grantee’s Continuous Service at any time, with or without Cause.

2

7.            Adjustments. If any change is made to the outstanding Common Shares or the capital structure of the Company, if required, the Common Shares shall be adjusted or terminated in any manner as contemplated by Section 12 of the Plan.

8.            Tax Liability and Withholding.

8.1            The Grantee shall be required to pay to the Company, and the Company shall have the right to deduct from any compensation paid to the Grantee pursuant to the Plan, the amount of any required withholding taxes in respect of the Restricted Stock and to take all such other action as the Committee deems necessary to satisfy all obligations for the payment of such withholding taxes. The Committee may permit the Grantee to satisfy any federal, state or local tax withholding obligation by any of the following means, or by a combination of such means:

(a)            tendering a cash payment.

(b)            authorizing the Company to withhold Common Shares from those Common Shares that would otherwise be issuable or deliverable to the Grantee as a result of the vesting of the Restricted Stock; provided, however, that no Common Shares shall be withheld with a value exceeding the [minimum/maximum] amount of tax required to be withheld by law.

(c)            delivering to the Company previously owned and unencumbered Common Shares.

8.2            Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Grantee’s responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant or vesting of the Restricted Stock or the subsequent sale of any shares; and (b) does not commit to structure the Restricted Stock to reduce or eliminate the Grantee’s liability for Tax-Related Items.

9.            Section 83(b) Election. The Grantee may make an election under Code Section 83(b) (a “Section 83(b) Election”) with respect to the Restricted Stock. Any such election must be made within thirty (30) days after the Grant Date. If the Grantee elects to make a Section 83(b) Election, the Grantee shall provide the Company with a copy of an executed version and satisfactory evidence of the filing of the executed Section 83(b) Election with the US Internal Revenue Service. The Grantee agrees to assume full responsibility for ensuring that the Section 83(b) Election is actually and timely filed with the US Internal Revenue Service and for all tax consequences resulting from the Section 83(b) Election.

3

10.            [Non-competition and Non-solicitation.

10.1            In consideration of the Restricted Stock, the Grantee agrees and covenants not to:

(a)            contribute his or her knowledge, directly or indirectly, in whole or in part, as an employee, officer, owner, manager, advisor, consultant, agent, partner, director, stockholder, volunteer, intern or in any other similar capacity to an entity engaged in the same or similar business as the Company and its Affiliates, including those engaged in the business of [●] for a period of [●] following the Grantee’s termination of Continuous Service;

(b)            directly or indirectly, solicit, hire, recruit, attempt to hire or recruit, or induce the termination of employment of any employee of the Company or its Affiliates for [●] following the Grantee’s termination of Continuous Service; or

(c)            directly or indirectly, solicit, contact (including, but not limited to, e-mail, regular mail, express mail, telephone, fax, and instant message), attempt to contact or meet with the current[, former or prospective] customers of the Company or any of its Affiliates for purposes of offering or accepting goods or services similar to or competitive with those offered by the Company or any of its Affiliates for a period of [●] following the Grantee’s termination of Continuous Service.

10.2            If the Grantee breaches any of the covenants set forth in Section 10.1:

(a)            all unvested Restricted Stock shall be immediately forfeited; and

(b)            the Grantee hereby consents and agrees that the Company shall be entitled to seek, in addition to other available remedies, a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy, and without the necessity of posting any bond or other security. The aforementioned equitable relief shall be in addition to, not in lieu of, legal remedies, monetary damages or other available forms of relief.]

11.            Compliance with Law. The issuance and transfer of Common Shares shall be subject to compliance by the Company and the Grantee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Common Shares may be listed. No Common Shares shall be issued or transferred unless and until any then applicable requirements of state and federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel. The Grantee understands that the Company is under no obligation to register the Common Shares with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.

12.            Legends. A legend may be placed on any certificate(s) or other document(s) delivered to the Grantee and may be noted in the book entry account with the Company’s transfer agent indicating restrictions on transferability of the shares of Restricted Stock pursuant to this Agreement or any other restrictions that the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any applicable federal or state securities laws or any stock exchange on which the Common Shares are then listed or quoted.

4

13.            Notices. Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the Chief Financial Officer of the Company at the Company’s principal corporate offices. Any notice required to be delivered to the Grantee under this Agreement shall be in writing and addressed to the Grantee at the Grantee’s address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.

14.            Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of Delaware without regard to conflict of law principles.

15.            Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Grantee or the Company to the Committee for review. The resolution of such dispute by the Committee shall be final and binding on the Grantee and the Company.

16.            Restricted Stock Subject to Plan. This Agreement is subject to the Plan as approved by the Company’s stockholders. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

17.            Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Grantee and the Grantee’s beneficiaries, executors, administrators and the person(s) to whom the Restricted Stock may be transferred by will or the laws of descent or distribution.

18.            Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.

19.            Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion. The grant of the Restricted Stock in this Agreement does not create any contractual right or other right to receive any Restricted Stock or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Grantee’s employment with the Company.

20.            Amendment. The Committee has the right to amend, alter, suspend, discontinue or cancel the Restricted Stock, prospectively or retroactively; provided, that, no such amendment shall adversely affect the Grantee’s material rights under this Agreement without the Grantee’s consent.

5

21.            No Impact on Other Benefits. The value of the Grantee’s Restricted Stock is not part of his or her normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.

22.            Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

23.            Acceptance. The Grantee hereby acknowledges receipt of a copy of the Plan and this Agreement. The Grantee has read and understands the terms and provisions thereof, and accepts the Restricted Stock subject to all of the terms and conditions of the Plan and this Agreement. The Grantee acknowledges that there may be adverse tax consequences upon the grant or vesting of the Restricted Stock or disposition of the underlying shares and that the Grantee has been advised to consult a tax advisor prior to such grant, vesting or disposition.

[signature page follows]

6

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

FLEXENERGY GREEN SOLUTIONS, INC.

By:
Name: Mark Schnepel
Title: Chief Executive Officer

[EMPLOYEE NAME]

By:
Name:

[Signature Page to Restricted Stock Award Agreement]

FLEXENERGY GREEN SOLUTIONS, INC. 2021 INCENTIVE AWARD PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (the “Agreement”), is made and entered into effective [●], 2021 (the “Grant Date”), by and between FlexEnergy Green Solutions, Inc., a Delaware corporation (the “Company”), and [●] (the “Participant”).

RECITALS

WHEREAS, the Company has adopted the FlexEnergy Green Solutions, Inc. 2021 Incentive Award Plan, as amended (the “Plan”), a copy of which has been made available to the Participant;

WHEREAS, pursuant to Section 9 of the Plan, the Company desires to grant to the Participant an award of Restricted Stock Units (the “Units”) set forth in Section 2(a) below, subject to certain restrictions set forth in this Agreement, effective as of the Grant Date; and

WHEREAS, the Board or the Committee has duly made all determinations necessary or appropriate to the grants hereunder.

NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth in this Agreement and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

AGREEMENT

1.            Definitions. Any capitalized term used in this Agreement that is not defined in this Agreement will have the same meaning given to it in the Plan.

2.            Grant of Restricted Stock Units; Vesting.

(a)           Subject to the terms and conditions of the Plan, and the additional terms and conditions set forth in this Agreement, the Company hereby grants to the Participant an award of [●] time-vesting Units (the “Award”). Each Unit is a notional amount that represents one unvested Common Share and constitutes the right, subject to the terms and conditions of the Plan and this Agreement, to distribution of a Common Share if and when the Unit vests.

(b)           Provided that the Participant is providing Continuous Service to the Company as of each applicable vesting date, one third (1/3) of the Units granted under this Award will vest on each of the first three (3) anniversaries of the Grant Date (each individually, a “Vesting Date”). In the event that the Participant’s employment or engagement with the Company or its Affiliates is terminated for any reason before the Vesting Date, except as otherwise determined by the Committee, all unvested Units shall be canceled and forfeited. The vested Units shall be settled and become payable in Common Shares in accordance with Section 3. As used in this Agreement, “Continuous Service” means that Participant’s service with the Company or an Affiliate, whether as an employee, consultant or director, is not interrupted or terminated. Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which Participant renders service to the Company or an Affiliate as an employee, consultant or director or a change in the entity for which Participant renders such service, provided that there is no interruption or termination of Participant’s Continuous Service; provided further that if this Agreement (and the corresponding Award) is subject to Section 409A of the Code, this sentence shall only be given effect to the extent consistent with Section 409A of the Code. For example, a change in status from an employee of the Company to a director of an Affiliate will not constitute an interruption of Continuous Service. The Committee or its delegate, in its sole discretion, may determine whether Continuous Service will be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal or family leave of absence. The Committee or its delegate, in its sole discretion, may determine whether a Company transaction, such as a sale or spin-off of a division or subsidiary that employs Participant, shall be deemed to result in a termination of Continuous Service for purposes of this Agreement, and such decision shall be final, conclusive and binding.

(c)          [In the event of a Change in Control (as defined in the Plan), all of the Participant’s unvested Units granted under this Award shall vest immediately in full upon the effective date of the Change in Control, subject to the Participant’s provision of Continuous Service with the Company on such date. The vested Units shall be settled and become payable in Common Shares in accordance with Section 3.]1

3.           Timing; Form of Payment. Once a Unit vests, the Participant will be entitled to receive a Common Share in its place or, in the Committee’s discretion, an equivalent amount in cash (or partly in cash and partly in Common Shares). Delivery of the Common Shares or cash, as applicable, will be made as soon as administratively feasible following the vesting of the associated Unit, and in no event later than the [sixtieth (60th)] day following the Vesting Date. Any Common Shares paid will be credited to an account established for the benefit of the Participant in book entry with the Company’s transfer agent. The Participant will have full legal and beneficial ownership of the Common Shares at that time.

4.            Certificates; Transferability. Units awarded under Section 2 will be credited to a book entry account maintained by the Company on behalf of the Participant, and such book entry will appropriately record the terms, conditions and restrictions applicable to such Units. Neither unvested Units, nor the right to vote such Units, may be sold, assigned, transferred, exchanged, pledged, hypothecated or otherwise encumbered.

5.            Rights as a Stockholder. Unless and until a Unit has vested and the Common Share underlying it has been distributed to the Participant, the Participant will not be entitled to vote in respect of that Unit or that Common Share. Except as provided in this Section 5 or as otherwise required by law, the Participant shall not have any rights as a stockholder with respect to any Common Shares covered by the Units granted hereunder prior to the date on which he or she is recorded as the holder of those Common Shares on the records of the Company. [Notwithstanding any other part of this Agreement, any quarterly or other regular, periodic dividends or distributions (as determined by the Committee) paid on Common Shares will accrue with respect to (i) unvested Units, and (ii) Units that are vested but unpaid pursuant to Section 3, and in each case will be subject to the same forfeitures provisions (if any), and be paid out at the same time or time(s), as the underlying Units on which such dividends or other distributions have accrued]2.

6.            Withholding. No later than the date as of which an amount first becomes includible as income of the Participant for any income and/or employment tax purposes with respect to any Unit, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, all federal, state, local and foreign income and/or employment taxes that are required by applicable law to be withheld with respect to such amount. The Participant authorizes the Company to withhold from his or her compensation to satisfy any income and/or employment tax withholding obligations in connection with this Award. If the Participant is no longer employed by the Company at the time any applicable taxes are due and must be remitted by the Company, the Participant agrees to pay applicable taxes to the Company, and the Company may delay distribution of the Common Shares underlying this Award until proper payment of such taxes has been made by the Participant. The Participant may satisfy such obligations under this Section 6 by any method authorized under this Agreement and the Plan.

7.            Plan. The Participant hereby acknowledges receipt of a copy of the Plan. Notwithstanding any other provision of this Agreement, the Units are granted pursuant to the Plan, as in effect on the date of the Agreement, and are subject to the terms and conditions of the Plan, as the same may be amended from time to time; provided, however, that except as otherwise provided by the Plan, no amendment to either the Plan or this Agreement will deprive the Participant, without the Participant’s consent, of any Units or of the Participant’s rights under this Agreement. The interpretation and construction by the Committee of the Plan, this Agreement, the Units, and such rules and regulations as may be adopted by the Committee for the purpose of administering the Plan, will be final and binding upon the Participant.

1       Update for each Participant.

2       Update for each Participant, as determined by the Committee.

8.            No Employment Rights Or Rights to Provide Service. No provision of the Plan or this Agreement will give the Participant any right to continue in the employ of or service to the Company or any of its Affiliates, create any inference as to the length of employment or engagement of the Participant, affect the right of the Company or its Affiliates to terminate the employment or engagement of the Participant, with or without Cause, or give the Participant any right to participate in any employee welfare or benefit plan or other program of the Company or any of its Affiliates.

9.            Changes in Company’s Capital or Organizational Structure. The existence of the Units shall not affect in any way the right or authority of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of preferred Company shares ahead of or affecting the Common Shares or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other act or proceeding, whether of a similar character or otherwise.

10.          Delays. In accordance with the terms of the Plan, the Company shall have the right to suspend or delay any time period prescribed in this Agreement or in the Plan for any action if the Committee shall determine that the action may constitute a violation of any law or result in any liability under any law to the Company, an Affiliate or a stockholder in the Company until such time as the action required or permitted will not constitute a violation of law or result in liability to the Company, an Affiliate or a stockholder of the Company.

11.          Reserved.

12.          Entire Agreement. This Agreement, together with the Plan and any other agreements incorporated herein by reference, constitutes the entire obligation of the parties with respect to the subject matter of this Agreement and supersedes any prior written or oral expressions of intent or understanding with respect to such subject matter (provided, that this Agreement shall not supersede any written consulting agreement, written employment agreement, or other written agreement between the Company and the Participant, including, but not limited to, any written restrictive covenant agreements). The Participant represents that, in executing this Agreement, he or she does not rely and has not relied upon any representation or statement not set forth herein made by the Company or its Affiliates with regard to the subject matter, bases or effect of this Agreement or otherwise.

13.          Amendment. This Agreement may be amended as provided in the Plan.

14.          Waiver; Cumulative Rights. The failure or delay of either party to require performance by the other party of any provision of this Agreement will not affect its right to require performance of such provision unless and until such performance has been waived in writing. Each right under this Agreement is cumulative and may be exercised in part or in whole from time to time.

15.          Counterparts. This Agreement may be signed in two counterparts, each of which will be an original, but both of which will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

16.          Notices. Any notices required or permitted under this Agreement must be in writing and may be delivered personally or by mail, postage prepaid, addressed to (a) the Company at the address of its principal executive office, Attention: Chief Financial Officer and (b) the Participant at the Participant’s address as shown on the Company’s payroll records, or to such other address as the Participant, by notice to the Company, may designate in writing from time to time.

17.          Headings. The headings in this Agreement are for reference purposes only and will not affect the meaning or interpretation of this Agreement.

18.          Severability. If any provision of this Agreement is for any reason held to be invalid or unenforceable, such invalidity or unenforceability will not affect any other provision of this Agreement, and this Agreement will be construed as if such invalid or unenforceable provision were omitted.

19.          No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

20.          Successors and Assigns. This Agreement will inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon the Participant or a representative, and all rights granted to the Company under this Agreement, will be binding upon the Participant’s or the representative’s heirs, legal representatives and successors.

21.         Tax Consequences.     The Participant agrees to determine and be responsible for all tax consequences to the Participant with respect to the Units.

22.          Code Section 409A Compliance. This Agreement and delivery of Units and Common Shares under this Agreement are intended to be exempt from or to comply with Section 409A of the Code (“Section 409A”) and shall be administered and construed in accordance with such intent. Notwithstanding any provision of this Agreement, to the extent that the Committee determines that any portion of the Units granted under this Agreement is subject to Section 409A and fails to comply with the requirements of Section 409A, notwithstanding anything to the contrary contained in the Plan or in this Agreement, the Committee reserves the right to amend, restructure, terminate or replace such portion of the Units in order to cause such portion of the Units to either not be subject to Section 409A or to comply with the applicable provisions of such section. In furtherance, and not in limitation, of the foregoing: (a) in no event may the Participant designate, directly or indirectly, the calendar year of any payment to be made hereunder; and (b) notwithstanding any other provision of this Agreement to the contrary, a termination of employment hereunder shall mean and be interpreted consistent with a “separation from service” within the meaning of Section 409A with respect to any payment hereunder that constitute a “deferral of compensation” under Section 409A that becomes due on account of such separation from service. Notwithstanding any provision of the Plan to the contrary, in no event shall the Company be liable to the Participant on account of this Agreement’s failure to (a) qualify for favorable U.S. or foreign tax treatment or (b) avoid adverse tax treatment under U.S. or foreign law, including, without limitation, Section 409A.

[signature page follows]

IN WITNESS WHEREOF, the Company and the Participant have executed this Agreement as of the date first written above.

FLEXENERGY GREEN SOLUTIONS, INC.:	PARTICIPANT:

By:
	Mark Schnepel, Chief Executive Officer	[●]

[Signature Page to Restricted Stock Unit Award Agreement]